                                                                     Exhibit 4.2

                         FORM OF STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (the "Agreement") is made as of November [ ], 2003 by and among Nexstar Broadcasting Group, Inc., a Delaware corporation (the "Company"), ABRY Broadcast Partners II, L.P., a Delaware limited partnership ("ABRY II"), ABRY Broadcast Partners III, L.P., a Delaware limited partnership ("ABRY III", and collectively with ABRY II, "ABRY"), Banc of America Capital Investors I, L.P., a Delaware limited partnership ("BACI"), Perry A. Sook ("Sook") each of the executives signatory hereto, and certain holders of Old Class B Shares (as defined below) signatory hereto.

     WHEREAS, Nexstar Broadcasting Group, L.L.C., the Company's predecessor (the "LLC"), ABRY, BACI, Sook and the other signatories thereto are parties to a Fourth Amended and Restated Investors Agreement, dated as of August 7, 2001, as amended (the "Investors Agreement");

     WHEREAS, the Company intends to conduct an initial public offering prior to which the LLC will merge with and into the Company;

     WHEREAS, the LLC issued Class D-1 Interests to the Company for the benefit of the holders of Old Class B Shares;

     WHEREAS, the Investors Agreement granted holders of Class D-1 Interests certain registration rights and the holder of Class D-1 Interests agreed to, among other things, certain restrictions on the transfer of the Class D-1 Interests;

     WHEREAS, the LLC and BACI are parties to a Registration Rights Agreement dated as of August 7, 2001 (the "Registration Rights Agreement"); and

     WHEREAS, the parties hereto desire to terminate the Investors Agreement, the Securities Purchase Agreement and the Registration Rights Agreement and to enter into with this Agreement in connection with (i) the merger of the LLC and certain of its direct and indirect subsidiaries with and into the Company and
(ii) the Company's initial public offering.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Advice" has the meaning set forth in the last paragraph of Section 2.6 of this Agreement.

     (b) "Affiliate" means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person.

     (c) "Agreement" has the meaning set forth in the first paragraph of this Agreement.

     (d) "BACI Registrable Securities" means the Shares and any other securities issued or issuable with respect to the Class D-2 Interests of the LLC by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case, to the extent held by BACI upon consummation of the Initial Public Offering; provided, however, that a security ceases to be a BACI Registrable Security when it is no longer a Transfer Restricted Security.

     (e) "Blue Sky" has the meaning set forth in Section 6(d).

     (f) "Board" means, with respect to any Person other than an individual, the board of directors or similar managing body of such Person.

     (g) "Company" has the meaning set forth in the first paragraph of this Agreement.

     (h) "DTC" has the meaning set forth in Section 2.6(i) of this Agreement.

     (i) "Effectiveness Date" has the meaning set forth in Section 2.1(a) of this Agreement.

     (j) "Effectiveness Period" has the meaning set forth in Section 2.1(a) of this Agreement.

     (k) "Exchange Act" has the meaning set forth in Section 2.6(a) of this Agreement.

     (l) "FCC" means the Federal Communications Commission.

     (m) "Filing Date" has the meaning set forth in Section 2.1(a) of this Agreement.

     (n) "Holder" means any holder of a BACI Registrable Security.

     (o) "Incidental Registration" has the meaning set forth in Section 2.2(a) of this Agreement.

     (p) "Inspectors" has the meaning set forth in Section 2.6(n) of this Agreement.

     (q) "Initial Public Offering" means the initial registered underwritten public offering of the capital stock of the Company providing net proceeds to the Company of at least $15 million.

     (r) "Merger Effective Time" Means the occurrence of the Effective Time as such term is defined in that certain Agreement of Merger adopted on November [ ], 2003 by each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings II, L.L.C., Nexstar Broadcasting Of Northeastern Pennsylvania, Inc., Nexstar Broadcasting Of Joplin, Inc., Nexstar Broadcasting Of Erie, Inc., KBTV Broadcasting Inc., KFDX Broadcasting Inc., Nexstar Broadcasting Of Rochester, Inc., KTAB Broadcasting Inc., Erc Holdings, Inc., Nexstar Midwest Holdings, Inc., Nexstar Broadcasting Of Champaign, Inc., Nexstar Broadcasting Of Peoria, Inc., KMID Broadcasting Inc., KTAL Broadcasting Inc., Nexstar Alabama Holdings, Inc., Nexstar Arkansas Holdings, Inc., and the Company.

     (s) "NASD" has the meaning set forth in Section 2.7 of this Agreement.

     (t) "Non-BACI Registrable Securities" the Shares and any other securities, in each case held by Sook, any Executive, or ABRY immediately upon the consummation of the Initial Public Offering, issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization,; provided, however, that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

     (u) "Old Class B Shares" means the shares of Class B Common Stock, par value $0.01 per share, of the Company that are issued and outstanding prior to the Merger Effective Time.

     (v) "Person" means any individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

     (w) "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     (x) "Registrable Securities" means the BACI Registrable Securities, the Non-BACI Registrable Securities, and the Shares distributed solely with respect to the Class D-1 Interests of the LLC.; provided, however, that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

     (y) "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     (z) "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     (aa) "SEC" means the Securities and Exchange Commission.

     (bb) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     (cc) "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as August 7, 2001, by and between the Company and BACI, as amended.

     (dd) "Shareholder" means any holder of Shares who is subject to the terms of this Agreement.

     (ee) "Shares" means shares of the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock (each as defined in the Company's certificate of incorporation).

     (ff) "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     (gg) "Transfer" means sell, transfer, assign, pledge or otherwise dispose of any interest in any Shares.

     (hh) "Transfer Restricted Security" means a Share until such Share (i) has been effectively registered under the Securities Act and disposed of in accordance with a registration statement filed under the Securities Act covering it or (ii) is distributed to the public pursuant to Rule 144 or (iii) may be transferred without registration under the Securities Act pursuant to subsection
(k) of Rule 144.

     (ii) "underwritten registration" or "underwritten offering" means a registration under the Securities Act in which securities of the Company (including, without limitation, Registrable Securities) are sold to an underwriter for reoffering to the public.

   Section 2. Demand Registrations.

          (a) Demand Registration Right.

     (i) The Company covenants and agrees with (i) each Holder of BACI Registrable Securities that if on or after 12 months following the consummation of an Initial Public Offering, the Company receives a written request from Holders of not less than a majority of the then outstanding BACI Registrable Securities, and (ii) each Holder of Non-BACI Registrable Securities, that if on or after 180 days following the consummation of an Initial Public Offering, the Company receives a written request from Holders of not less than a majority of the then outstanding BACI Registrable Securities or Non-BACI Registrable Securities, as the case may be, then within sixty (60) days after receipt of such notice (the 60th day after such notice, the "Filing Date") the Company shall use its best efforts to file a Registration Statement and cause such Registration Statement to become effective under the Securities Act at the earliest possible date after such notice (such date, the "Effectiveness Date") with respect to the offering and sale or other disposition of such BACI Registrable Securities or Non-BACI Registrable Securities, as the case may be, as such Holders desire to have covered by such Registration Statement. The Company shall use its best efforts to continuously maintain the effectiveness of such Registration Statement until the earlier of (i) 270 days after the effective date of the Registration Statement or (ii) the consummation of the distribution by the Holders of all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period"). If such Registration is an underwritten registration, and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities pursuant to this Section 2.1 requested to be included in such registration and
(ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

     Notwithstanding anything in this Agreement to the contrary,

          (1) the Company shall not be required pursuant to this Section 2.1 to effect more than (i) one registration pursuant to this Section 2.1 with respect to the BACI Registrable Securities and (ii) three registrations pursuant to this Section 2.1 with respect to the Non-BACI Registrable Securities that can not be registered by the Company on Form S-3 and (b) one registration every six months with respect to Non-BACI Registrable Securities which the Company can register on Form S-2 or Form S-3;

          (2) if the intended method of distribution is an underwritten public offering, the Company shall not be required to effect such registration pursuant to this Section 2.1(a) unless such underwriting shall be conducted on a "firm commitment" basis, and

          (3) any Holder whose Registrable Securities were to be included in any such registration, by written notice to the Company, may withdraw such request and, if upon receipt of such notice of the withdrawal of such request the Holders that have not elected to withdraw do not hold, in the aggregate, the requisite percentage of the Registrable Securities to initiate a request under this Section 2.1(a), then the Company shall not effect such registration and if the Holders of such Registrable Securities reimburse the Company for the out-of-pocket costs of such registration, such registration shall not be deemed effected for the purpose of clause
     (1) above.

Each notice to the Company requesting registration to be effected shall set forth (A) the number of Shares to be included; (B) the name of the Holders of the Registrable Securities and the amount to be sold; and (C) the proposed manner of sale. Within 10 (ten) days after receipt of such notice, the Company shall notify each Holder of Registrable Securities who is not a party to the written notice served on the Company (or the transferee(s) of such Holder) and offer to them the opportunity to include their Registrable Securities in such registration. A Registration Statement will not count as complying with the terms hereof unless it is declared effective by the SEC and remains continuously effective for the Effectiveness Period.

     (b) Each Holder of Registrable Securities agrees, if requested by the managing underwriter or underwriters in an underwritten offering of securities of the Company, not to effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters and provided that such period is no longer than the hold-back period agreed to by any other person in connection with such registration.

     (c) Notwithstanding the foregoing, (i) the Company's obligation to file a Registration Statement pursuant to this Section 2.1 and (ii) following the date on which a Registration Statement pursuant to this Section 2.1 first becomes effective under the Securities Act, the effectiveness of such Registration Statement may be suspended by the Company by prior written notice to the Holders for a period not to exceed 90 days in any twelve month period if (x) an event occurs and is continuing as a result of which the Registration Statement would, in the reasonable good faith judgment of the Company (or its Board), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (y)(1) the Company (or its Board) reasonably determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company and its subsidiaries, taken as a whole, or (2) the disclosure otherwise relates to a previously undisclosed pending material business transaction, the disclosure of which would, in the reasonable good faith judgment of the Company (or its Board), impede the Company's ability to consummate such transaction.

   Section 2.2 Incidental Registration.

     (a) If, at any time when Registrable Securities are outstanding, the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, and the registration form to be used therefor may be used for the registration of Registrable Securities, it will each such time give prompt written notice to all Holders of Registrable Securities of the Company's intention to do so and, upon the written request of any such Holder to the Company made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration (an "Incidental Registration") under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

     (b) Subject to Section 2.2(c) of this Agreement, if an Incidental Registration is an underwritten registration, and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell for its own account in such registration, and (ii) second, the securities of the holders requesting such registration and the Registrable Securities of Holders requested to be included in such registration pursuant to this Section 2.2, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

     (c) Notwithstanding Section 2.2(b), if an Incidental Registration is an underwritten secondary registration solely on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, the securities of all other holders of securities effecting a demand registration in connection therewith and the Registrable Securities of Holders requested to be included in such registration pursuant to this Section 2.2, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, and (ii) second, other securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

   Section 2.3 Supplements and Amendments. If a Registration Statement ceases to be effective for any reason at any time during the period for which it is required to be effective under this Agreement, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof and shall in connection therewith promptly supplement and amend any such Registration Statement in a manner reasonably and in good faith expected to obtain the withdrawal of the order suspending the effectiveness thereof, and the Company shall use its best efforts to cause any such Registration Statement to be declared effective as soon as practicable after such amendment or supplement and to keep such Registration Statement continuously effective for a period equal to the period for which it is required to be effective under this Agreement less the aggregate number of days during which any predecessor Registration Statement was previously effective.

The Company shall supplement and amend a Registration Statement if required by the rules, regulations or instructions applicable to the applicable registration form for such Registration Statement or, if required by the Securities Act or the SEC.

   Section 2.4 Restrictions on Public Sale by the Company and Others. The Company agrees (i) that it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as any of the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) (except for any securities issued to officers, directors and/or employees of the Company or its subsidiaries pursuant to options or agreements entered into with such officers, directors and/or employees in connection with their employment or pursuant to the Company's stock option, stock bonus and other stock plans and arrangements for officers, directors and employees) during the 10-day period prior to, and during the 180-day period beginning on, the commencement of any underwritten offering of Registrable Securities which has been scheduled prior to the Company or any of its subsidiaries publicly announcing its intention to effect any such public sale or distribution; (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company (or, if applicable, any subsidiary of the Company) issues or agrees to issue any securities which have registration rights shall contain (x) a provision under which the holders of such securities agree, in the event of an underwritten offering of Registrable Securities, not to effect any public sale or distribution of any securities of the same class as any of the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities), or any option or other right for such securities, during the periods described in clause (i) of this
Section 2.4, in each case including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) and (y) a provision that effects, upon notice given pursuant to Section 2.1 of this Agreement to the Company that an underwritten offering of Registrable Securities is to be undertaken, the lapse of any demand registration rights with respect to any securities of the Company (or, if applicable, of any subsidiary of the Company) until the expiration of 180 days after the date of the completion of any such underwritten offering; and (iii) that the Company (and, if applicable, each subsidiary of the Company) will not after the date hereof enter into any agreement or contract wherein the exercise by any Holder of its right to an Incidental Registration hereunder would result in a breach thereof or a default thereunder or would otherwise conflict with any provision thereof.

   Section 2.5 Underwritten Registrations. If any of the Registrable Securities covered by a Registration Statement filed pursuant to Section 2.1 of this Agreement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of not less than a majority of the Registrable Securities covered by such Registration Statement and will be reasonably acceptable to the Company. If the managing underwriter or underwriters advise the Company and the Holders in writing that in the opinion of such underwriter or underwriters the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of securities that can be sold in such offering, there shall be included in such underwritten offering the amount of Registrable Securities which in the opinion of such underwriter or underwriters can be sold, and such amount shall be allocated pro rata among the Holders of Registrable Securities on the basis of the number of Registrable Securities requested to be included by each such Holder and all Holders. The Holders of Registrable Securities sold in any such offering shall pay all underwriting discounts and commissions of the underwriter or underwriters pro rata; provided, however, that this Section 2.5 shall not relieve the Company of its obligations under Section 2.7 of this Agreement.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be included in the Registration Statement and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

   Section 2.6 Registration Procedures. In connection with any Registration Statement required to be filed pursuant to Section 2.1 of this Agreement, the Company shall effect such registration to permit the offering and sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) Prepare and file with the SEC as soon as practicable each such Registration Statement and cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any such Registration Statement or any Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference, including such documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that would be incorporated therein by reference), the Company shall afford promptly to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter or underwriters, if any, an opportunity to review copies of all such documents proposed to be filed a reasonable time prior to the proposed filing thereof and the Company shall give reasonable consideration in good faith to any comments of such Holders, counsel and underwriters.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

     (c) Notify the Holders of Registrable Securities, their counsel and the managing underwriter or underwriters, if any, promptly, and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(m) of this Agreement, to the knowledge of the Company, cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to (A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities covered thereby for offer or sale in any jurisdiction, or (B) the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or information becoming known to the Company that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

     (d) Use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest practicable moment.

     (e) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwriting offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as is reasonably necessary to be included therein to comply with applicable law and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

     (f) Furnish to each Holder of Registrable Securities who so requests and to counsel for the Holders of Registrable Securities and each managing underwriter, if any, without charge, upon request, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and of all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference).

     (g) Deliver to each Holder of Registrable Securities, their counsel and each underwriter if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Holders may reasonably request but only for so long as the Company is required to keep such registration statement effective; and, subject to the last paragraph of this Section 2.6, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Registrable Securities and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

     (h) Prior to any offering of Registrable Securities, cooperate with the Holders of Registrable Securities, the underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as may be required to permit the resale thereof by the Holders of Registrable Securities, or as the managing underwriter or underwriters reasonably request in writing; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
Section 2.6(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be effective hereunder and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(C) become subject to taxation in any jurisdiction where it is not then so subject.

     (i) Cooperate with the Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering.

     (j) Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of the Registration Statement and the granting of such approvals.

     (k) Upon the occurrence of any event contemplated by Section 2.6(c)(v) or 2.6(c)(vi) of this Agreement, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 2.6(a) hereof, file such with the SEC so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will otherwise comply with law.

     (l) Prior to the effective date of a Registration Statement, (i) provide the registrar for the Shares or such other Registrable Securities with printed certificates for such securities in a form eligible for deposit with DTC and
(ii) provide a CUSIP number for such securities.

     (m) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Registrable Securities in any underwritten offering to be made of the Registrable Securities in accordance with this Agreement, and in such connection, (i) make such representations and warranties to the underwriter or underwriters, with respect to the business of the Company and the subsidiaries of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain an opinion of counsel to the Company (which counsel shall be Kirkland & Ellis LLP or another counsel reasonable satisfactory to the managing underwriting or underwriters and which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters), addressed to the underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings with respect to secondary distributions and such other matters as may be reasonably requested by underwriters; (iii) use its reasonable best efforts to obtain "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory in form, scope and substance to the managing underwriter or underwriters) from the independent certified public accountants of the Company (and, if applicable, the subsidiaries of the Company) and, to the extent reasonably practicable, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 3 hereof (or such other provisions and procedures acceptable to Holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

     (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of

Registrable Securities, if any, and any attorney or accountant retained by such representative of the Holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company, and cause the officers, directors and employees of the Company and the subsidiaries of the Company to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector and not used by such Inspector for any purpose other than in connection with such Inspector's review of the Registration Statement for such registration except to the extent (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, is required by law, (iii) disclosure of such information is in the written opinion of counsel for any such Inspector (a copy of which is furnished to the Company), necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any of the transactions contemplated hereby or arising hereunder, or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector; without limiting the foregoing, no such information shall be used by such Inspector as the basis for any market transactions in securities of the Company or the subsidiaries of the Company in violation of applicable law. Each selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or of any of its Affiliates unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the information deemed confidential.

     (o) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said 12-month periods.

     (p) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

Each seller of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish promptly to the Company such information regarding such seller and the distribution of such

Registrable Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the identity of a seller of Registrable Securities is to be disclosed in the Registration Statement, such seller shall be permitted to include all information regarding such seller as it shall reasonably request.

Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(c)(ii), 2.6(c)(iv), 2.6(c)(v) or 2.6(c)(vi) of this Agreement, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.6(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such Holder will either (i) deliver to the Company, or (ii) destroy, all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period of time for which a Registration Statement is required hereunder to be effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 2.6(k) or (y) the Advice.

   Section 2.7 Registration Expenses. All fees and expenses incident to the performance of or compliance with the provisions of Section 2 of this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriter or underwriters in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 2.6(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or, in respect of Registrable Securities, by the Holders of a majority of Registrable Securities included in any Registration Statement), (iii) reasonable fees and disbursements of all independent certified public accountants referred to in Section 2.6(m)(iii) of this Agreement (including, without limitation, the reasonable expenses of any special audit and "cold comfort" letters required by or incident to such performance), (iv) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Schedule E to the By-laws of the NASD, (v) liability insurance under the Securities Act, if the Company so desires such insurance,
(vi) fees and expenses of all attorneys, advisors, appraisers and other persons retained by the Company or any subsidiary of the Company, (vii) internal expenses of the Company and the subsidiaries of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company and the subsidiaries of the Company performing legal or accounting duties), (viii) the expense of any annual audit and (ix) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. Anything herein to the contrary notwithstanding, all underwriting and brokerage discounts and commissions shall be paid by the Holders of Registrable Securities.

In connection with any Registration Statement hereunder or any amendment thereto, the Company shall reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Holders of a majority of the Registrable Securities to be included in such Registration Statement.

   Section 2.8 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the reasonable request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rube 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

   Section 3. Indemnification

   Section 3.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, to which such Holder or controlling Person may become subject, under the Securities Act or otherwise, caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any amendment or supplement thereto or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Holder expressly for use therein; and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and the seller of Registrable Securities thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, or liability after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received written notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented Prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing Prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any Person controlling such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

   Section 3.2 Indemnification by Holder of Registrable Securities. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Company's directors, the Company's officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Holder set forth in Section 3.1, but only with reference to, and in conformity with, information furnished in writing by such Holder expressly for use in a Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or Person controlling the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, no Holder shall be required to pay any amount to meets its indemnity obligation hereunder in excess of the amount of the total proceeds of the sale of such Holder's Registrable Securities in the offering to which the indemnity claim relates.

   Section 3.3 Conduct of Indemnification Proceeding. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Section
3.1 or Section 3.2, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than as provided above. In case any such proceeding is instituted against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to retain counsel satisfactory to such indemnified party to defend against such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has not retained counsel to defend such proceeding, notwithstanding anything to the contrary in this Section 3. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Holders of a majority of the Registrable Securities included in such Registration Statement in the case of parties indemnified pursuant to Section 3.1 and by the Company in the case of parties indemnified pursuant to Section 3.2. All fees and expenses which an indemnified party is entitled to receive from an indemnifying party under this
Section 3 shall be reimbursed as they are incurred. No indemnifying party shall, without prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

   Section 3.4 Contribution. If the indemnification provided for in Section 3.1 or Section 3.2 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holders of Registrable Securities covered by the Registration Statement in question on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, or by the Holders of Registrable Securities covered by the Registration Statement in question and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph of this Section 3.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder and distributed to the public were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   Section 3.5 Other Indemnities. The obligations of the Company and of each of the Holders under this Section 3 shall be in addition to any liability which the Company or which any of the Holders may otherwise have.

   Section 4. Legend. Each certificate evidencing Shares held by ABRY, Sook and any Executive (to the extent the Shares are in certificated form) and each certificate issued in exchange for or upon the Transfer of any such Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER [ ], 2003 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITY HOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

     The legend set forth above shall be removed from the certificates evidencing Shares (to the extent the Shares are in certificated form) which cease to be subject to the terms of this Agreement.

   Section 5. Investment Representations. Each of the Shareholders represents and warrants (as to himself, herself or itself only) to the Company as follows:

     (a) Such Shareholder is an "accredited investor" as that term is defined in Regulation D as promulgated under the Securities Act.

     (b) Such Shareholder has acquired solely for investment, for his own account, and not with a view to resell or otherwise distribute such Shares. Such Shareholder understands that such Shares will constitute "restricted securities" within the meaning of Rule 144 as promulgated under the Securities Act, and as such, such Shares may not be immediately resold or transferred by such Shareholder. Such Shareholder understands and agrees that an appropriate restrictive transfer legend will be placed on any instrument or certificate representing the Shares.

     (c) Such Shareholder covenants and agrees that the Company has made available to him/her the opportunity to obtain information regarding the business and financial condition of the Company and to evaluate the merits and risks of his/her prospective investments in Shares. Such Shareholder acknowledges that he/she has asked questions of ABRY Partners, Inc. and the Company regarding the financial condition and prospects of the Company and other matters related to the merits and risks of an investment in Shares and has been provided detailed financial projections relating thereto, and he/she has received satisfactory answers concerning such matters. Such Shareholder acknowledges that the Company and/or its officers have made available to him/her all documents and information that he/she has requested relating to his prospective purchase of Shares.

     (d) Such Shareholder acknowledges that the Shares have not been registered (nor is registration contemplated) under the Securities Act or any applicable state securities laws ("Blue Sky Laws"). Accordingly, such Shares must be held indefinitely unless (y) they are subsequently registered under the Act and/or the Blue Sky Laws or (z) in the opinion of legal counsel for the Company, a sale or transfer may be made without registration thereunder.

   Section 6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

   Section 7. Board of Directors.

     (a) From and after the date hereof and until the provisions of this Section 7 cease to be effective, each of Sook and ABRY shall vote all of the voting securities of the Company over which such party has voting control and shall take all other necessary or desirable actions within such party's control, and the Company shall take all necessary and desirable actions within its control and shall cause each of its Subsidiaries to take all necessary and desirable actions within its control, so that:

     (i) the authorized number of directors on the Board of the Company shall be established at nine (9) directors;

     (ii)  the following individuals shall be elected to the Board of the
Company:

           (1) five (5) representatives (subject to adjustment pursuant to Section 7(c) below) designated by ABRY; and

           (2) Sook.

     (iii) at all times, the composition of the board of directors of each of the Company's direct and indirect Subsidiaries (a "Sub Board") shall be the same as that of the Board;

     (iv) the removal from the Board (with or without cause) of any representative designated by ABRY pursuant to subparagraph (ii)(A) above shall be at ABRY's written request, but only upon such written request and under no other circumstances;

     (v) if Sook ceases to be an employee of the Company and its Subsidiaries, he shall be removed as a director promptly after his employment ceases; and

     (vi) in the event that any representative designated by ABRY pursuant to subparagraph (a)(ii)(1) above ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by ABRY as provided hereunder.

     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. In addition, the Company shall pay to each Director a nominal fee for his or her service on the audit and compensation committees of the Board. So long as any ABRY Director serves on the Board and for five years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to ABRY, and the Company's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

     (c) The rights of ABRY under this Section 7 shall terminate at such time as ABRY and its Affiliates hold in the aggregate voting securities representing less than 20% of the voting power of the Company held by such Persons on the date hereof; provided, that if ABRY and its Affiliates hold in the aggregate voting securities representing less than 25% (but greater than 20%) of the voting power of the Company, ABRY shall only be entitled to designate three (3) representatives of the Board of Directors, provided, further, that ABRY may assign its right to designate directors hereunder to any Person or group of affiliated Persons who acquire securities representing more than 25% of the voting power of the Company held by ABRY as of the date hereof.

     (d) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 7, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

     Section 8. Effectiveness of this Agreement.

     This Agreement shall de deemed effective and in full force and effect upon the consummation of the Initial Public Offering (the "Effective Time").

     Section 9. Termination of Investors Agreement, Securities Purchase Agreement and Registration Rights Agreement.

     The parties hereto hereby agree that, to the extent such party is a party to or is entitled to the benefits of such agreement, immediately upon the occurrence of the Effective Time, the Investors Agreement, the Securities Purchase Agreement, and the Registration Rights Agreement shall be terminated and shall have no further force or effect, provided, however, that the Investors Agreement shall remain in full force and effect as between the Company and any party thereto (including any assignee of a party thereto of securities subject to the Investors Agreement) that is not a party to this Agreement, provided, further, however, that the Investors Agreement shall be terminated and have no further force and effect between the Company and any party thereto (including any assignee of a party thereto of securities subject to the Investors Agreement) that becomes a signatory to this Agreement after the date hereof.

     Section 10. Transfer of Shares by ABRY. ABRY hereby agrees that prior to the transfer of any Shares or other securities that result in ABRY having less than a majority of the voting power of the Company, the Company and ABRY shall have received any necessary consent from the Federal Communications Commission.

     Section 11. Miscellaneous Amendment and Waiver. Except as otherwise provided herein, any modification, amendment or waiver of any provision of this Agreement will be effective against the Company and the Shareholders only if such modification, amendment or waiver is approved in writing by the Company and ABRY, any by any other party hereto but only to the extent such party is adversely effected by such amendment. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b) Entire Agreement. Except as otherwise expressly set forth herein, this agreement and the other agreements referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and any subsequent holders of Shares subject to this Agreement and the respective successors and assigns of each of them, so long as they hold Shares.

          (d) Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement.

          (e) Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          (f) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the schedules hereto and to any subsequent holder of Shares subject to this Agreement at such address as is indicated in the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

          (g) Governing Law. The Business Corporation Law of the State of Delaware will govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of New York.

          (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (i) Additional Parties. With the Company's consent, any holder of Shares may become a party to this Agreement, by executing a counterpart to this Agreement whereby such holder of Shares agrees to be bound by the terms of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                        NEXSTAR BROADCASTING GROUP, INC.

                        By:
                            --------------------------------------
                            Name: Perry Sook
                            Title:   President and Chief Executive Officer

                        ABRY BROADCAST PARTNERS II, L.P.

                        By:  ABRY Capital, L.P.
                        Its:  General Partner

                        By:  ABRY Holdings, LLC
                        Its:  General Partner

                        By:  ABRY Holdings Co.
                        Its:  Sole Member


                        By:
                            ---------------------------
                        Name:
                             --------------------------
                        Title:
                            ---------------------------

                        ABRY BROADCAST PARTNERS III, L.P.

                        By: ABRY Equity Investors, L.P.
                        Its:  General Partner

                        By: ABRY Holdings III, LLC
                        Its:  General Partner

                        By: ABRY Holdings III Co.
                        Its:  Sole Member


                        By:
                            ---------------------------
                           Name:
                                -----------------------
                           Title:
                            ---------------------------

                        ------------------------------------
                        Perry A. Sook

                        BANC OF AMERICA CAPITAL INVESTORS I, L.P.

                        By: BANCAMERICA CAPITAL
                            MANAGEMENT I, L.P., its general partner

                        By: BACM I GP, LLC, its general partner


                        By: _____________________
                            Name: Robert H. Sheridan III
                            Title: Managing Director

                        ABACUS MASTER FUND


                        By: ___________________________

                            Name:
                            Title:

                        BANC OF AMERICA SECURITIES LLC

                        By: ___________________________

                            Name:
                            Title:

                            -------------------------------
                            G. Robert Thompson

                            -------------------------------
                            Shirley Green

                            -------------------------------
                            Jerry Condra

                            -------------------------------
                            Duane Lammers

                            -------------------------------
                            Arthur Daube

                            -------------------------------
                            Louis Gattozzi

                  EXISTING OTHER HOLDERS OF OLD CLASS B SHARES

                                                       -------------------------
                                                       Name:
                                                       Title

                        SCHEDULE OF ADDRESSES FOR NOTICE

1. NEXSTAR BROADCASTING GROUP, INC.

         909 Lake Carolyn Parkway
         Irving, TX 75039
         Attention:  Perry A. Sook

         with a copy (which will not constitute notice) to:

         Kirkland & Ellis LLP
         153 East 53rd Street
         New York, NY 10022
         Attention:  John L. Kuehn

2. ABRY BROADCAST PARTNERS II, L.P.

         c/o ABRY Partners, Inc.
         18 Newbury Street
         Boston, MA 02116
         Attention:  Jay Grossman

         with a copy (which will not constitute notice) to:

         Kirkland & Ellis LLP
         153 East 53rd Street
         New York, NY 10022
         Attention:  John L. Kuehn

3. ABRY BROADCAST PARTNERS III, L.P.

         c/o ABRY Partners, Inc.
         18 Newbury Street
         Boston, MA 02116
         Attention:  Jay Grossman

         with a copy (which will not constitute notice) to:

         Kirkland & Ellis LLP
         153 East 53rd Street
         New York, NY 10022
         Attention:  John L. Kuehn

4.       BancAmerica Capital Investors I, L.P.
         Bank of America Corporate Center
         100 North Tryon Street, 25th Floor

         Charlotte, NC  28255-0001
         Attention:        Robert H. Sheridan, III
                           John A. Shimp

         with a copy (which shall not constitute notice) to:

         Kennedy, Covington, Lobdell & Hickman, L.L.P.
         Bank of America Corporate Center
         100 North Tryon Street, 42nd Floor
         Charlotte, NC  28202-4006
         Attention: T. Richard Giovannelli

5.       Perry A. Sook
         c/o Nexstar Broadcasting Group, Inc.
         909 Lake Carolyn Parkway
         Irving, TX 75039

         with a copy (which will not constitute notice) to:

         [---------------]

6.       [EXISTING HOLDERS OF OLD CLASS B SHARES]

7.       G. Robert Thompson
         Shirley Green
         Jerry Condra
         Duane Lammers
         Arthur Daube
         Louis Gattozzi

         c/o Nexstar Broadcasting Group, Inc.
         909 Lake Carolyn Parkway
         Irving, TX 75039